Exhibit 10.6(h)

RECEPTION#: 2014000545, 02/03/2014 at 09:40:49 AM, 1 OF 5, R $31.00, Additional
Names Fee: , ,           Doc Code: AMD, Sara L. Rosene, Grand County Clerk and Recorder, Colorado

When recorded return to: Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado 80202
Attention:  Gregory A. Vallin, Esq.

SEVENTH AMENDMENT TO LEASE AND OPERATING AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AND OPERATING AGREEMENT (this "Seventh Amendment") is made effective as of January 31, 2014 by and between INTRA WEST/WINTER PARK OPERATIONS CORPORATION, a Delaware corporation ("Tenant") and WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation ("Landlord"). All recording references contained herein are to the real estate records maintained by the Office of the Clerk and Recorder for Grand County, Colorado (the "Records").

A.          WHEREAS, Landlord and Tenant entered into that certain Lease and Operating Agreement with an effective date of December 23, 2002, recorded on December 23, 2002, in the Records at Reception No. 2002-014286, as amended by that certain Lease Exhibits Modification Agreement dated as of December 20, 2002, and recorded on December 23, 2002, in the Records at Reception No. 2002-014287, as further amended by that certain Amended and Restated Effective Date Certificate effective as of December 23, 2002, recorded on April 25, 2003, in the Records at Reception No. 2003-005109, as further amended by that certain Amended and Restated Lease Exhibits Modification Agreement with an effective date of December 23, 2002, recorded on April 25, 2003, in the Records at Reception No. 2003-005110. as further amended by that certain First Amendment to Lease and Operating Agreement dated as of July 2, 2004, recorded on July 9, 2004, in the Records at Reception No. 2004-008216, as further amended by that certain Second Amendment to Lease and Operating Agreement dated May 4.2009, recorded May 6, 2009, in the Records at Reception No. 2009-004056, as further amended by that certain Third Amendment to Lease and Operating Agreement dated May 4, 2009, recorded on May 6, 2009, in the Records at Reception No. 2009-004072, as further amended by that certain Fourth Amendment to Lease and Operating Agreement dated January 30, 2013, recorded January 30, 2013, in the Records at Reception No. 2013-000928, as further amended by that certain Fifth Amendment to Lease and Operating Agreement dated April 10, 2013, recorded April 11, 2013, in the Records at Reception No. 2013-003277, and as further amended by that certain Sixth Amendment to Lease and Operating Agreement dated September 30, 2013, recorded October 30, 2013 in the Records at Reception No. 2013-009203 (as amended, the "Lease Agreement");

B.          WHEREAS, in December 2013, through a series of restructuring transactions (the "2013 Restructuring"), the ultimate parent of Intrawest Holdings S.ar.1. caused its indirect subsidiaries to contribute 100% of the equity interests in both Intrawest US Holdings and Intrawest ULC to Intrawest Operations Group, LLC, a Delaware limited liability company ("IW Group"). IW Group is an indirect subsidiary of Intrawest Resorts Holdings, Inc., a Delaware corporation ("Intrawest Resorts"). Intrawest Resorts was formed on August 30, 2013 in connection with the 2013 Restructuring and an initial public offering of its common stock, the sale of which is planned for the first quarter of 2014.

40392378

RECEPTION#: 2014000545, 02/03/2014 at  9:40:49 AM, 2 OF 5 Doc Code: AMD ,Sara L. Rosene, Grand County Clerk and Recorder, Colorado

C.          WHEREAS, following the 2013 Restructuring, IW Group, Intrawest US Holdings and Landlord executed a Guaranty Agreement dated January 31, 2014 (the "2013 Guaranty"), to replace the Guaranty Agreement dated June 6, 2007 by and among Intrawest Holdings S.ar.1., Intrawest US Holdings and Landlord (the "2007 Guaranty"), which, in reliance on the description of the 2013 Restructuring and the resulting organizational structure of the affected companies and their assets and other matters as contained in the information provided by Tenant to Landlord, Landlord accepted.

D.          WHEREAS, the Parties desire to amend the Lease Agreement to reflect the replacement of the 2007 Guaranty with the 2013 Guaranty.

E.          WHEREAS, Intrawest Development Corp. is the owner of the building consisting of approximately 1,954 square feet in area (the "Building") located on the land described and depicted in Exhibit A attached to the Building Lease (as defined herein). Intrawest Development Corp.'s interest in the Land is derived pursuant to that certain Easement Agreement dated August 30, 2005 between Intrawest Development Corp. and the Village at Winter Park, and recorded in the records of the Grand County Clerk and Recorder on February 8, 2006 at Reception No. 2006-001341, as amended from time to time (the "Easement Agreement"). Intrawest Development Corp. had been using the Building as a real estate Discovery Center for the marketing of commercial and residential real estate at the Winter Park Resort. Due to a slowdown in the real estate market Intrawest Development Corp. determined that a better use of the Building would be for certain ski related operations that are more particularly described in that certain Lease Agreement (the "Building Lease") that Intrawest Development Corp. and WPRA intend to execute contemporaneously with this Seventh Amendment.

F.          WHEREAS, given the nature of the Building Lease, pursuant to Section 2.5 of the Lease Agreement, the Building Lease upon its full execution shall automatically be deemed an Additional Leased Asset. However, to properly allow for its inclusion as collateral in certain of the Agreed-Upon Indebtedness Documents, the Parties desire to herein specifically designate the Building Lease as an Additional Leased Asset.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Definitions. The definitions in the Lease Agreement shall be changed for all purposes as follows:

a.          The definition of Intrawest Corporation in Article 1 of the Lease Agreement shall be amended and restated in its entirety as follows:

"Intrawest Corporation" shall mean Intrawest Operations Group, LLC, a Delaware limited liability company, which is the parent entity of Intrawest US Holdings and, indirectly, Intrawest Holdings.

RECEPTION#: 2014000545, 02/03/2014 at 09:40:49 AM, 3 OF 5 Doc Code: AMD, Sara L. Rosene, Grand County Clerk and Recorder, Colorado

b.          The definition of the term "Parent Guaranty" in Article I of the Lease Agreement shall be amended and restated in its entirety as follows:

"Parent Guaranty" shall mean that certain Guaranty Agreement dated January 31, 2014, between Intrawest Corporation, lntrawest US Holdings and Landlord, pursuant to which Intrawest Corporation and Intrawest US Holdings have guaranteed certain of the obligations of Tenant under this Agreement and Intrawest Development Corp. under the Option Agreement.

2.	Legal Opinion. Section 12. I(b)(ii) of the Lease Agreement is hereby amended in its entirety to read as follows:

"(ii)       Legal counsel to Intrawest Corporation and Intrawest US Holdings has delivered its opinion in form and substance satisfactory to Landlord, addressed to the Landlord and the City. stating that the Parent Guaranty is the valid, binding and enforceable obligation of lntrawest Corporation and Intrawest US Holdings, enforceable in accordance with its terms. subject only to standard defenses of a nature as would apply under Colorado law."

3.	Additional Leased Assets. The following provision is added as a new paragraph at the end of Section 2.5 of the Lease Agreement:

"Upon the date of its full execution, the Building Lease, including without limitation, the right contained therein to use the Easements (as defined in the Easement Agreement) pursuant to the Easement Agreement, shall be deemed an Additional Leased Asset under the Lease."

4.	Defined Terms. Any capitalized terms contained in this Seventh Amendment that are not defined herein shall have the meaning ascribed to them in the Lease Agreement.

5.	No Further Changes. All other terms and conditions of the Lease Agreement remain in full force and effect.

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RECEPTION#: 2014000545, 02/03/2014 at 09:40:49 AM, 4 OF 5 Doc Code: AMD, Sara L. Rosene, Grand County Clerk and Recorder, Colorado

The parties have executed this Seventh Amendment to Lease and Operating Agreement as of the date set forth below, but to be effective as of January 31, 2014.

LANDLORD:

WINTER PARK RECREATIONAL ASSOCIATION,
a Colorado nonprofit corporation

BY:	/s/ William E. Mosher
Name:	William E. Mosher
Its:	President

STATE OF COLORADO	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this 30th day of January, 2014 by William E. Mosher, as President of WINTER PARK RECREATIONAL  ASSOCIATION, a Colorado nonprofit corporation.

Witness my hand and official seal.

My commission expires:

KAREN RAE SMITH
NOTARY PUBLIC
STATE OF COLORADO	Karen Rae Smith
NOTARY ID 19924000080	Notary Public
MY COMMISSION EXPIRES FEBRUARY 1, 2017

[ADDITIONAL SIGNATURE ON FOLLOWING PAGE]

RECEPTION#: 2014000545, 02/03/2014 at 09:40:49 AM, 5 OF 5 Doc Code: AMD, Sara L. Rosene, Grand County Clerk and Recorder, Colorado

TENANT:

INTRA WEST/WINTER PARK OPERATIONS CORPORATION,
a Delaware corporation

BY:	/s/ Gary DeFrange
Name:	Gary DeFrange
Its:	Vice President

STATE OF COLORADO	)
) ss.
COUNTY OF Grand	)

The foregoing instrument was acknowledged before me this, 30th day of January, 2014 by Gary DeFrange, as Vice President of INTRAWEST/WINTER PARK OPERATIONS CORPORATION, a Delaware corporation.

Witness my hand and official seal.

My commission expires:	5/27/2015

HEATHER RUTH	Heather Ruth
NOTARY PUBLIC	Notary Public
STATE OF COLORADO
NOTARY ID # 20114032607
MY COMMISSION EXPIRES MAY 27, 2016